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                                                                    Exhibit 10.2

                      INVESTMENT MANAGEMENT TRUST AGREEMENT

     This INVESTMENT MANAGEMENT TRUST AGREEMENT, dated as of _________, 2007 (the "AGREEMENT"), is entered into by and between Alpha Security Group Corporation (the "COMPANY") and American Stock Transfer & Trust Company (the "TRUSTEE").

     WHEREAS, the Company's registration statement on Form S-1, File No. 333-127999, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission (the "COMMISSION") to register its initial public offering (the "IPO") of units (the "UNITS") of the Company, consisting of one share of common stock, par value $.0001 (the "COMMON STOCK") of the Company and one warrant (each a "WARRANT" and, collectively, the "WARRANTS") to purchase one share of Common Stock, has been declared effective as of the date hereof (the "EFFECTIVE DATE") by the Commission; and

     WHEREAS, in accordance with the Subscription Agreement, dated _____, 2007, by and among the Company and the investors named therein, the Company has issued 3,200,000 Warrants at $1.00 per Warrant in a private placement (the "PLACEMENT") with aggregate proceeds of $3,200,000; and

     WHEREAS, Maxim Group LLC ("MAXIM") is acting as the representative of the underwriters (together with Maxim, the "UNDERWRITERS") in the IPO; and

     WHEREAS, as described in the Company's Registration Statement: (i) in accordance with the Company's Amended and Restated Certificate of Incorporation, $55,000,000 of the net proceeds of the IPO ($63,370,000 if the Underwriters' Over-allotment Option is exercised in full), (ii) $3,200,000 of the net proceeds of the Placement and (iii) in accordance with the Underwriting Agreement, dated as of ________, 2007, between the Company and Maxim, an additional $1,800,000 ($2,250,000 of the Underwriters' Over-allotment Option is exercised in full), representing a portion of the Underwriters' discount (the "CONTINGENT DISCOUNT") will be deposited by the Company and held in a trust account (the "TRUST ACCOUNT"), established in accordance with Section 1 hereof, for the benefit of the public holders (the "PUBLIC STOCKHOLDERS") of the Common Stock underlying the Units issued in the IPO and the Underwriters (collectively with the Public Stockholders, the "BENEFICIARIES"). The amount to be delivered to the Trustee will be referred to herein as the "PROPERTY;" and

     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to the Company as follows:

          (a) To hold the Property in trust for the Beneficiaries, in accordance with the terms of this Agreement, in a segregated Trust Account established by the Trustee with JP Morgan Chase Bank New York, New York;

          (b) To manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

          (c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in "government securities," as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), which have a maturity of 180 days or less or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the Investment Company Act;

          (d) To collect and receive, when due, all income arising from the investment of the Property in accordance with Section 1(c) above, which income shall become part of the "Property," as such term is used herein;

          (e) To promptly notify the Company and Maxim of all communications received by it with respect to any Property requiring action by the Company;

          (f) To supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account or the Company;

          (g) To participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Maxim to do so;

          (h) To render to the Company and to Maxim, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account, reflecting all receipts and disbursements of the Trust Account;

          (i) To commence liquidation of the Trust Account upon receipt of the Officers Certificate signed on behalf of the Company by its Chief Executive Officer and Chief Management Officer in accordance with the terms of a letter (the "TERMINATION LETTER"), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein, as part of the Company's plan of dissolution and liquidation approved by the Company's stockholders. The Trustee understands and agrees that, except as provided in
Section 1(j) and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stockholder vote in favor of the Business Combination (as hereinafter defined). In all cases, the Trustee shall provide Maxim with a copy of any Termination Letters, Officers Certificates and/or

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any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. As used in this Agreement, the term "BUSINESS COMBINATION" means the acquisition by the Company, through merger, capital stock exchange, asset or stock acquisition of, or similar business combination with, one or more entities with agreements to acquire an operating business in the homeland security or defense industries or a combination thereof, as more fully described in the Registration Statement; and



          (j) (i) Subject to the limitations and conditions set forth in paragraph (ii) of this Section 1(j), as of the date 18 months from the date of this Agreement (the "LOI TERMINATION DATE") (or 24 months from the date hereof in the event the Company has executed a Letter of Intent (defined below) or a definitive agreement prior to the LOI Termination Date but failed to consummate a Business Combination before such date (the "SECOND TERMINATION DATE")), to commence liquidation of the Trust Account as part of the Company's plan of dissolution and liquidation approved by the Company's stockholders. The Trustee, upon consultation with the Company and Maxim, shall deliver a notice to the Public Stockholders of record as of the LOI Termination Date or Second Termination Date, as applicable, and the Underwriters by U.S. mail or via the Depository Trust Company ("DTC"), within five days of the LOI Termination Date or Second Termination Date, as applicable, and shall take such other actions as it may deem necessary to inform the Beneficiaries of the LOI Termination Date or the Second Termination Date. The Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery to the Company (through DTC, its Deposit Withdraw Agent Commission
(DWAC) system or as otherwise presented to the Trustee) by the Public Stockholder of the stock certificates representing the Units it holds.



               (ii) If the Trustee receives a bona fide, executed letter of intent, agreement in principle or engagement letter (a "LETTER OF INTENT") or a definitive agreement for a Business Combination prior to the LOI Termination Date, accompanied by an Officer's Certificate, as described in Section 3(e) hereof, then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or the Second Termination Date.


     2. Limited Distributions of Income on Property.

          (a) Upon receipt by the Trustee of an Officer's Certificate signed by the Chief Executive Officer and Chief Management Officer of the Company certifying as true, accurate and complete a copy of: (i) any tax return required to be filed on behalf of the Trust Account in respect of income earned on the Property held therein and (ii) any State of Delaware franchise tax required to be paid by the Company, the Trustee shall deliver to the Company for submission to the appropriate taxing authority a check made payable to the order of such taxing authority in the amount required to pay such taxes; provided, however, that in no event shall the aggregate amount of all checks issued to taxing authorities pursuant to this Section 2(a) exceed the income in respect of which such taxes are due and owing.

          (b) Upon the written request of the Company containing a certification by an authorized officer of the Company that such distribution pursuant to this
Section 2(b) shall only be used to fund the repayment of up to $250,000 of an additional officer loan to be made on or prior to the closing of the Offering by Steven M. Wasserman (such loan to be repaid within 90 days of the closing of the Offering) the Trustee shall distribute to the Company an amount required to repay such loan; provided, however, that in no event shall the aggregate amount of all such disbursements pursuant to this Section 2(b) exceed $250,000.

          (c) Upon the written request of the Company containing a certification by an authorized officer of the Company that such distribution pursuant to this
Section 2(c) shall only be used to fund the working capital requirements of the Company and the costs related to identifying and researching a prospective target business, in each case as described in the

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Registration Statement, the Trustee shall distribute to the Company an amount equal to up to $1,825,000 ($1,925,000 if the Underwriters' Over-allotment Option is exercised in full) of the income earned on the Property, through the last day of the month (or, during the first month following the Effective Date, through the last day of the week) immediately preceding the date of receipt of the Company's written request. It is agreed that the first $125,000 of interest earned on the funds held in the Trust Account shall, when earned, be immediately released to the Company to fund working capital requirements of the Company (which amount shall be credited towards the $1,825,000 or $1,925,000 amounts referred to in this Section 2(b)). From and after the time that such $125,000 in Trust Account interest is earned, if the Over-allotment Option is exercised by the Underwriters, the Company shall be prohibited from drawing any amounts from the Trust Account as provided for hereunder until an additional $180,000 of interest shall have been earned thereon (or a lesser amount if less than the full Over-allotment is exercised, pro rata based on the amount of the Over-allotment Option exercised).



          (d) Upon receipt by the Trustee of a written request from the Company for distributions from the Trust Account in connection with a plan of dissolution and liquidation, accompanied by an Officer's Certificate signed by the Chief Executive Officer and Chief Management Officer of the Company certifying as true, accurate and complete: (i) a statement of the amount of actual expenses incurred or, where known with reasonable certainty, imminently to be incurred by the Company in connection with its dissolution and distribution, including any fees and expenses incurred or imminently to be incurred by the Company in connection with seeking stockholder approval of the Company's plan of dissolution and distribution, and (ii) any amounts due to pay creditors or required to reserve for payment to creditors, the Trustee shall distribute to the Company an amount equal to the income earned on the Property through the last day of the month immediately preceding the date of receipt of the Company's written request (subject to the amount limitations set forth in Section 2(c) above); provided, however, that any distribution pursuant to this
Section 2(d) shall only be used to fund the amount of actual expenses incurred or imminently to be incurred by the Company in connection with its dissolution and liquidation, including any fees and expenses incurred or imminently to be incurred by the Company in connection with seeking stockholder approval of the Company's plan of dissolution and liquidation.


          (e) Except as provided in this Section 2, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

     3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to the Trustee as follows:

          (a) To provide all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer and Chief Management Officer. In addition, except with respect to its duties under Sections 1(i) and 1(j), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction, which it in good faith believes to be given by any one of the persons authorized in this subsection to give written instructions, provided that the Company and/or Maxim shall promptly confirm such instructions in writing;

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          (b) To hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsels' fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (the "INDEMNIFIED CLAIM"). The Company shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Company shall obtain the consent of the Trustee with respect to the selection of counsel, which consent shall not be unreasonably withheld or delayed. The Company may not agree to settle any Indemnified Claim without the prior written consent of the Trustee, which consent shall not be unreasonably withheld or delayed. The Trustee may participate in such action with its own counsel at its own expense;

          (c) To pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to this Agreement, as set forth in Schedule A attached hereto, it being expressly understood that the Property shall not be used to pay such fees and further understood that said transaction processing fees may be deducted by the Trustee from the disbursements made to the Company pursuant to this Agreement. The Company shall pay the Trustee the initial acceptance fee and first annual fee at the consummation of the IPO. Thereafter, the annual fee shall be paid in advance on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee, except as may be provided in paragraph 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph);

          (d) That, in the event that the Company presents a Business Combination and/or a plan of dissolution and liquidation to its stockholders and, as a result of the approval of either proposal by the stockholders, the Trust Account is liquidated in accordance with Section 1(i) hereof, the Trustee or another independent party regularly engaged in the business of soliciting proxies and tabulating stockholder votes and designated by Maxim shall act as the inspector of election to provide to the Trustee an affidavit or certificate verifying the results of the stockholder vote concerning the approval or rejection of the Business Combination and/or of the plan of liquidation and distribution and, in either case, the resulting liquidation of the Trust Account;

          (e) That the Officer's Certificate referenced in Sections 1(i) and 1(j) hereof shall require the Company's Chief Executive Officer and Chief Management Officer to each certify the following (wherever applicable):
(1) prior to the LOI Termination Date, the Company has entered into a bona fide Letter of Intent or a definitive agreement with a target business; and/or
(2) prior to the LOI Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and/or (3) prior to the Second Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and (4) the Board of Directors (the "BOARD") pursuant to a vote (or written consent) has approved (where applicable): (i) the Letter of Intent; and/or (ii) the Business Combination. A copy of such the resolutions of the Board of Directors and the Letter of Intent and/or the definitive agreement relating to the Business Combination so approved shall be attached as an exhibit to the Officer's Certificate;

          (f) Within five business days after the Underwriters' Over-allotment Option (or any unexercised portion thereof) expires or is exercised in full, to provide the Trustee notice in writing (with a copy to the Underwriters) of the total amount of the Contingent Discount, which shall in no event be less than $1,800,000.

     4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

          (a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith;

          (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property, unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

          (c) Change the investment of any Property, other than in compliance with Section 1(c);

          (d) Refund any depreciation in principal of any Property;

          (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing, unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

          (f) The Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the properly authorized person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms

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hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

          (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

          (h) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee's sole obligation with respect to taxes shall be to issue the checks with respect thereto provided for by Section 2(a) hereof).

     5. Certain Rights Of Trustee.

          (a) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (b) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

          (d) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company's use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

     6. Termination. This Agreement shall terminate as follows:

          (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act as Trustee in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the

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event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

          (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b); or

          (c) At such time that the Trustee has completed the liquidation of the Trust Account and distributed the Property in accordance with Sections 1(i) and 1(j) hereof, this Agreement shall terminate except with respect to Section 3(b).

     7. Miscellaneous.

          (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number, as defined and listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

          (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Maxim, who, along with each other Underwriter, the parties specifically agree, is and shall be a third party beneficiary for purposes of this Agreement; and provided further, any amendment to Section 1(j) shall require the consent of all of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

          (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.

          (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

          if to the Trustee, to:

          American Stock Transfer & Trust Company
          59 Maiden Lane
          New York, New York 10038
          Attn: Herbert Lemmer
          Fax No.: (718) 331-1852

          if to the Company, to:

          Alpha Security Group Corporation
          328 West 77th Street
          New York, New York 10024
          Attn: Steven M. Wasserman, Chief Executive Officer
          Fax No.: (212) 877-6249

          in either case with a copy to:

          Maxim Group LLC
          405 Lexington Avenue
          New York, New York 10174
          Attn: Clifford A. Teller
          Fax No.: (212) 895-3783

          and

          Ellenoff, Grossman & Schole LLP
          370 Lexington Avenue
          New York, New York 10017
          Attn: Douglas S. Ellenoff
          Fax No.: (212) 370-7889

          and

          Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
          805 Third Avenue
          New York, New York 10022
          Attn: Sam Schwartz
          Fax: (212) 355-4608

          (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Maxim.

          (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

                                        AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ALPHA SECURITY GROUP CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Steven M. Wasserman
                                        Title: Chief Executive Officer and
                                               President

EXHIBIT A

                             [LETTERHEAD OF COMPANY]

[INSERT DATE]

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: Herbert Lemmer

     Re:  Trust Account No. [_____] Termination Letter

Ladies and Gentlemen:

     Pursuant to Section 1(i) of the Investment Management Trust Agreement (the "TRUST AGREEMENT") between Alpha Security Group Corporation (the "COMPANY") and American Stock Transfer & Trust Company ("TRUSTEE"), dated as of __________, 2007, this is to advise you that the Company has entered into an agreement (the "BUSINESS AGREEMENT") with __________________ ("TARGET BUSINESS") to consummate a business combination (the "BUSINESS COMBINATION") with Target Business on or about [_______]. The Company shall notify you at least 48 hours in advance of the actual date (the "CONSUMMATION DATE") of the consummation of the Business Combination. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

     In accordance with paragraph A of Article SIXTH of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares, and Public Stockholders holding less than 35% of the IPO Shares have voted against the Business Combination and given notice of exercise of their redemption rights described in paragraph A of
Article 6 of the Amended and Restated Certificate of Incorporation of the Company. Pursuant to Section 2(e) of the Trust Agreement, we are providing you with an affidavit or a certificate of __________, which verifies the vote of the Company's stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

     On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the "INSTRUCTION LETTER"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

     In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

                                        Very truly yours,

                                        ALPHA SECURITY GROUP CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

cc: Maxim Group LLC

EXHIBIT B

                             [LETTERHEAD OF COMPANY]

[INSERT DATE]

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: Herbert Lemmer

     Re:  Trust Account No. [_____] Termination Letter

Ladies and Gentlemen:

     Pursuant to paragraphs 1(i) and 2(c) of the Investment Management Trust Agreement (the "TRUST AGREEMENT") between Alpha Security Group Corporation (the "COMPANY") and American Stock Transfer & Trust Company (the "TRUSTEE"), dated as of _____________, 2007, this is to advise you that the Board of Directors of the Company and the stockholders of the Company have voted to dissolve the Company and liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a copy of the resolutions of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as part of the Company's plan of dissolution and liquidation. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the "TRANSFER DATE") in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of such funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

                                        Very truly yours,

                                        ALPHA SECURITY GROUP CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

cc: Maxim Group LLC

EXHIBIT C

      AUTHORIZED INDIVIDUAL(S) FOR
          TELEPHONE CALL BACK         AUTHORIZED TELEPHONE NUMBER(S)
      -----------------------------   ------------------------------
COMPANY:

Alpha Security Group Corporation      (212) 877-1588
328 West 77th Street
New York, New York 10024
Attn: Steven M. Wasserman

MAXIM
405 Lexington Avenue
New York, New York 10022
Attn: Clifford A. Teller

TRUSTEE:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: Herbert Lemmer

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of the Agreement

           FEE ITEM                   TIME AND METHOD OF PAYMENT        AMOUNT
           --------                   --------------------------        ------
Initial acceptance fee           Initial closing of IPO by wire         $_____
                                 transfer

Annual fee                       Fee for first year at initial          $_____
                                 closing of IPO by wire transfer;
                                 thereafter on the anniversary of the
                                 Effective Date of the IPO by wire
                                 transfer or check

Transaction processing fee for   Deduction by Trustee from              $_____
disbursements to Company         disbursement made to Company